Exhibit 99.1

The following table sets forth the name of each Stockholder of Netegrity that has entered into a Stockholder Agreement (a copy of the form of which is attached hereto as Exhibit 2.2) with Computer Associates and Nova Acquisition Corp. in connection with the Merger Agreement, and, as of October 5, 2004, (i) the number of shares of Netegrity common stock, par value $0.01 per share (each a "Share"), owned by such Stockholder and (ii) the number of other Shares beneficially owned (determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934) by such Stockholder by way of Netegrity stock options or any other options, rights or securities convertible into, or exercisable or exchangeable for, Shares held by such Stockholder or any of its Affiliates (“Other Shares”).

Stockholder	Number of Shares owned (as of October 5, 2004)	Number of Other Shares beneficially owned (as of October 5, 2004)
William C. Bartow	-0-	219,375
Barry N. Bycoff	385,250	1,105,931
Stephanie Feraday	-0-	88,100
Eric Giler	-0-	44,563
Lawrence D. Lenihan, Jr.	39,625	5,250
Ronald T. Maheu	-0-	9,000
Pequot Private Equity Fund, L.P.	2,353,235	-0-
Pequot Offshore Private Equity Fund, Inc.	297,945	-0-
Regina O. Sommer	35,000	134,062
Ralph B. Wagner	59,368	33,598